Exhibit 10.4

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (this “Guaranty”) is made as of February 20, 2015, by GTJ REIT, INC., a Maryland corporation (“Guarantor”), in favor of AMERICAN GENERAL LIFE INSURANCE COMPANY, a Texas corporation (“AGLIC”), THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas corporation (“VALIC”), THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, a New York corporation (“USLIC”), AMERICAN HOME ASSURANCE COMPANY, a New York corporation (“AHAC”), and COMMERCE AND INDUSTRY INSURANCE COMPANY, a New York corporation (“CIIC” and together with AGLIC, VALIC, USL and AHAC, individually or collectively as the case may be, and their successors and assigns, “Lender”), each having an address at c/o AIG Investments, 777 S. Figueroa Street, 16th Floor, Los Angeles, California 90017-5800.

1.Loan and Note.  This Guaranty is executed in connection with a mortgage loan in the aggregate original principal amount of $158,750,000.00 (the “Loan”) made by Lender to the parties set forth on Schedule I hereto (jointly, severally and collectively, “Borrower”).  The Loan is (a) evidenced by (i) that certain Promissory Note (AGLIC) made by Borrower in favor of AGLIC, of even date herewith (as the same may be amended, restated, modified and/or supplemented from time to time, the “AGLIC Note”), (ii) that certain Promissory Note (VALIC) made by Borrower in favor of VALIC, of even date herewith (as the same may be amended, restated, modified and/or supplemented from time to time, the “VALIC Note”), (iii) that certain Promissory Note (USLIC), of even date herewith, made by Borrower to the order of USLIC (as the same may be amended, modified, and/or supplemented from time to time, the “USLIC Note”), (iv) that certain Promissory Note (AHAC) of even date herewith, made by Borrower to the order of AHAC (as the same may be amended, modified, and/or supplemented from time to time, the “AHAC Note”), and (v) that certain Promissory Note (CICC) of even date herewith, made by Borrower to the order of CICC (as the same may be amended, modified, and/or supplemented from time to time, the “CICC Note”; and collectively with the AGLIC Note, the VALIC Note, the USLIC Note, and the AHAC Note, collectively, the “Notes”), (b) governed by, among other things, a Loan Agreement of even date herewith, between Borrower and Lender (as the same may be amended, restated, modified and/or supplemented from time to time, the “Loan Agreement”), and (c) secured by, among other things, the Mortgages (as defined in the Loan Agreement), encumbering certain real property as more particularly described in each Mortgage (collectively, the “Property”). All capitalized terms used herein without definition shall have the meanings given to such terms in the Loan Agreement.

2.Purpose and Consideration.  The execution and delivery of this Guaranty by Guarantor is (i) a condition to Lender’s willingness to make the Loan to Borrower, (ii) made in order to induce Lender to make the Loan and (iii) made in recognition that Lender will be relying upon this Guaranty in making the Loan and performing any other obligations Lender may have under the Loan Documents.  Guarantor owns a direct and/or indirect ownership interest in Borrower.  Accordingly, Guarantor acknowledges that Guarantor will receive a material direct and/or indirect benefit from Lender making the Loan to Borrower.

3.Guaranty.  Guarantor hereby guarantees, and becomes a surety for, absolutely, primarily, unconditionally and irrevocably, the full and prompt payment and performance of all obligations of Borrower under the exceptions to the non-recourse provisions described in Section 10.31.1 and Section 10.31.2 of the Loan Agreement for which Borrower has or may incur personal liability to Lender (collectively, the “Obligations”).  The liability of Guarantor with respect to the Obligations shall be joint and several, primary, direct and immediate, and not conditional or contingent upon pursuit by Lender of any remedies Lender may have against Borrower or any other Person, whether pursuant to the Notes, the Loan Agreement, the Mortgages or any other Loan Document in connection therewith or any other document or agreement or at law or in equity.  Guarantor acknowledges that this Guaranty is a guarantee of payment and not just of collection in respect of the Obligations that may accrue to Lender from Guarantor.  The liability of Guarantor under this Guaranty shall continue after any assignment or transfer of the interests of Lender under this Guaranty made in conjunction with an assignment of the Loan.

4.Guaranty is Independent and Absolute.  The obligations of Guarantor hereunder are independent of the obligations of Borrower and of any other Person that may become liable with respect to the Obligations.  Guarantor is jointly and severally liable with Borrower and with any other guarantor for the full and timely payment and performance of all of the Obligations. Guarantor expressly agrees that a separate action or actions may be brought and prosecuted against Guarantor (or any other guarantor), whether or not any action is brought against Borrower, any other guarantor or any other Person for any Obligations guaranteed hereby and whether or not Borrower, any other guarantor or any other Persons are joined in any action against Guarantor.  Guarantor further agrees that Lender shall have no obligation to proceed against any security for the Obligations prior to enforcing this Guaranty against Guarantor, and that Lender may pursue or omit to pursue any and all rights and remedies Lender has against any Person or with respect to any security in any order or simultaneously or in any other manner.  All rights of Lender and all obligations of Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Notes, the Mortgages, the Loan Agreement or any other Loan Document and (b) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Borrower in respect of the Obligations.

5.Authorizations to Lender.  Guarantor authorizes Lender, without notice or demand and without affecting Guarantor’s liability hereunder, from time to time, (a) to renew, extend, accelerate or otherwise change the time for payment of, change, amend, alter, cancel, compromise or otherwise modify the terms of the Notes, including increasing the rate or rates of interest thereunder agreed to by Borrower, and to grant any indulgences, forbearances, or extensions of time, (b) to renew, extend, change, amend, alter, cancel, compromise or otherwise modify any of the terms, covenants, conditions or provisions of any of the other Loan Documents or any of the obligations thereunder, (c) to apply any security and direct the order or manner of sale thereof as Lender, in Lender’s sole discretion, may determine, (d) to proceed against (x) Borrower with respect to any or all of the obligations under the Loan Documents or (y) Guarantor or any other guarantor with respect to any or all of the Obligations, in each case, without first foreclosing against any security therefor, (e) to exchange, release, surrender, impair or otherwise deal in any manner with, or waive, release or subordinate any security interest in, any security for the obligations under the Loan Documents, (f) to release or substitute Borrower any other guarantors, endorsers, or other parties that may be or become liable with respect to the obligations under the Loan Documents, without any release being deemed made of Guarantor or any other such Person and (g) to accept a conveyance or transfer to Lender of all or any part of any security in partial satisfaction of the obligations under the Loan Documents, or any of them, without releasing Borrower, Guarantor, or any other guarantor, endorser or other party that may be or become liable with respect to the Obligations, from any liability for the balance of the obligations under the Loan Documents.

6.Application of Payments Received by Lender.  Any sums of money Lender receives from or for the account of Borrower may be applied by Lender to reduce any of the Obligations or any other liability of Borrower to Lender, as Lender in Lender’s sole discretion deems appropriate.

7.Waivers by Guarantor.  In addition to all waivers expressed in any of the Loan Documents, all of which are incorporated herein by Guarantor, Guarantor hereby waives: (a) presentment, demand, protest and notice of protest, notice of dishonor and of non-payment, notice of acceptance of this Guaranty, and diligence in collection; (b) notice of the existence, creation or incurring of any new or additional obligations under or pursuant to any of the Loan Documents; (c) any right to require Lender to proceed against, give notice to or make demand upon Borrower; (d) any right to require Lender to proceed against or exhaust any security, or to proceed against or exhaust any security in any particular order; (e) any right to require Lender to pursue any remedy of Lender; (f) any right to direct the application of any security held by Lender; (g) any right of subrogation, any right to enforce any remedy, which Lender may have against Borrower, any right to participate in any security now or hereafter held by Lender and any right to reimbursement from Borrower for amounts paid to Lender by Guarantor, until all of the Secured Obligations have been satisfied; (h) benefits, if any, of Guarantor under any anti-deficiency statutes or single-action legislation; (i) any defense arising out of any disability or other defense of Borrower, including bankruptcy, dissolution, liquidation, cessation, impairment, modification, or limitation, from any cause, of any liability of Borrower, or of any remedy for the enforcement of such liability; (j) any statute of limitations affecting the liability of Guarantor hereunder; (k) any right to plead or assert any election of remedies by Lender; and (1) any other defenses available to a surety under applicable law.

8.Subordination by Guarantor.  Guarantor hereby agrees that any indebtedness of Borrower to Guarantor, whether now existing or hereafter created, shall be, and is hereby, subordinated to the outstanding indebtedness of Borrower to Lender under the Loan Documents. At any time during which a Default or an Event of Default shall exist and is continuing, Guarantor shall not accept or seek to receive any amounts from Borrower on account of any indebtedness of Borrower to Guarantor.

9.Bankruptcy Reimbursements.  Guarantor hereby agrees that if all or any part of the Obligations paid to Lender by Borrower or any other party liable for payment and satisfaction of the Obligations are recovered from Lender in any bankruptcy proceeding, Guarantor shall reimburse Lender immediately on demand for all amounts of such Obligations so recovered from Lender, together with interest thereon at the Default Rate (as such term is defined in the Notes) from the date such amounts are so recovered until repaid in full to Lender.  For purposes of the reimbursement of Lender by Guarantor under this Section 9, the provisions of this Guaranty shall survive repayment of the Secured Obligations until all amounts recovered from Lender, and any other amounts due thereon under this Guaranty, shall have been reimbursed in full.

10.Jurisdiction and Venue.  Guarantor hereby submits itself to the jurisdiction and venue of any federal or state court located in or serving the City of New York, County of New York, in the State of New York, in connection with any action or proceeding brought for enforcement of Guarantor’s obligations hereunder, and hereby waives any and all personal or other rights under the law of any other country or state to object to jurisdiction within such locations for purposes of litigation to enforce such obligations.  Guarantor agrees that service of process upon Guarantor shall be complete upon delivery thereof in any manner permitted by law to Guarantor’s agent for service of process as designated in Section 11 below.

11.Service of Process.

(a)Guarantor hereby appoints Schiff Hardin LLP, 666 Fifth Avenue, 17th Floor, New York, New York  10103, c/o Christine McGuinness Esq., as its lawfully designated agent for service of process and hereby consent to such service for purposes of submitting to the jurisdiction and venue of any federal or state court located in or serving the City of New York, County of New York, in the State of New York, as provided in Section 10 hereof.  Guarantor hereby agrees that Guarantor shall not change Guarantor’s designated agent without giving prior written notice thereof to Lender and without having received Lender’s prior express written consent to such redesignation.  In the event that service of process in accordance with the foregoing is not possible after two (2) weeks’ reasonable effort by Lender, Guarantor hereby consents to service by publication in a newspaper of general circulation in or serving the City of New York, County of New York, in the of State of New York.

(b)Guarantor hereby further acknowledges and agrees that delivery to Guarantor, at the address, and in any manner provided for in Section 16 hereof, of any summons and complaint or any other documents in any action, as evidenced by regular or customary receipt or statement of the delivery firm or United States Post Office, as may be applicable, shall constitute, for all purposes in any such action, service of process for purposes of submitting to the jurisdiction and venue of any federal or state court located in or serving the City of New York, County of New York, in the State of New York, as provided in Section 10 above, and Guarantor hereby consents to any such service. Guarantor hereby agrees that Guarantor shall not change any such address without giving prior written notice thereof to Lender and having received Lender’s written receipt of such change of address notice.

12.Minimum Net Worth and Liquidity.  At all times until repayment in full of the Secured Obligations, Guarantor shall satisfy the Minimum Guarantor Net Worth Requirement and the Guarantor Minimum Available Liquidity Requirement.”

13.Financial Statements.  Each Guarantor shall (x) furnish to Lender the balance sheets, profit and loss statements and other financial statements required by and in the manner set forth in Section 5.1.12 of the Loan Agreement that relate to the Guarantors and (y) otherwise comply with the terms and provisions set forth in Section 5.1.12 of the Loan Agreement that relate to the Guarantors in all respects.

14.Assignability.  This Guaranty shall be binding upon Guarantor and Guarantor’s heirs, representatives, successors and assigns and shall inure to the benefit of Lender and Lender’s successors and assigns.  This Guaranty shall follow the Notes and other Loan Documents, which are for the benefit of Lender, and, in the event any of the Notes and other Loan Documents are negotiated, sold, transferred, assigned or conveyed by Lender in whole or in part, this Guaranty shall be deemed to have been sold, transferred, assigned or conveyed by Lender to the holder or holders of the applicable Note or Notes and other Loan Documents, with respect to the Obligations contained therein, and such holder or holders may enforce this Guaranty as if such holder or holders had been originally named as Lender hereunder.

15.Payment of Costs of Enforcement.  In the event any action or proceeding is brought to enforce this Guaranty, Guarantor shall pay all costs and expenses of Lender in connection with such action or proceeding, including, without limitation, all reasonable attorneys’ fees incurred by Lender.

16.Notices.  Any notice, consent or approval required or permitted to be given by Guarantor or Lender under this Guaranty shall be in writing and will be deemed given (a) upon personal delivery, (b) on the first Business Day after receipted delivery to a courier service which guarantees next-business day delivery or (c) on the third Business Day after mailing, by registered or certified United States mail, postage prepaid, in any case to the appropriate party at its address set forth below:

If to Guarantor:

GTJ REIT, Inc.

60 Hempstead Avenue, Suite 718

West Hempstead, New York  11552

Attention:  Paul Cooper

with copies to:

Schiff Hardin LLP

666 Fifth Avenue, 17th Floor

New York, New York  10103

Attention:  Christine A. McGuinness

If to Lender:

American General Life Insurance Company

The Variable Annuity Life Insurance Company

The United States Life Insurance Company in the City of New York

American Home Assurance Company

Commerce and Industry Insurance Company

c/o AIG Asset Management

777 S. Figueroa Street, 16th Floor

Los Angeles, California 90017-5800

Attention:  Director-Mortgage Lending and Real Estate

with a copy to:

Katten Muchin Rosenman LLP

2929 Century Park East, Suite 2600

Los Angeles, California  90067

Attention:  Adam J. Engel, Esq.

Any party may change such party’s address for notices or copies of notices by giving notice to the other party in accordance with this Section 16.

17.Reinstatement of Obligations.  If at any time all or any part of any payment made by Guarantor or Borrower or received by Lender from Guarantor or Borrower under or with respect to this Guaranty or the other Loan Documents is, or must be, rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of Guarantor or Borrower), then the Obligations shall, to the extent of the payment rescinded or returned, and to the extent permitted by law, be deemed to have continued in existence, notwithstanding such previous payment made by Guarantor or Borrower, as applicable, or receipt of payment by Lender, and the Obligations shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Guarantor or Borrower had never been made.  For purposes of this Section 17, the provisions of this Guaranty shall survive repayment of the Secured Obligations until all amounts rescinded or returned, and any other amounts due under this Section, shall have been reimbursed in full.

18.Severability of Provisions.  If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, the legality, validity, and enforceability of the remaining provisions of this Guaranty shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Guaranty a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

19.Joint and Several Obligation.  If Guarantor is more than one Person, then: (a) all Persons comprising Guarantor are jointly and severally liable for all of the Obligations; (b) all representations, warranties, and covenants made by Guarantor shall be deemed representations, warranties, and covenants of each of the Persons comprising Guarantor; (c) any breach, Default or Event of Default by any of the Persons comprising Guarantor hereunder shall be deemed to be a breach, Default, or Event of Default of Guarantor; and (d) any reference herein contained to the knowledge or awareness of Guarantor shall mean the knowledge or awareness, of any Person comprising Guarantor.

20.Waiver.  Neither the failure of Lender to exercise any right or power given hereunder or to insist upon strict compliance by Borrower, Guarantor, any other guarantor or any other Person with any of its obligations set forth herein or in any of the Loan Documents to which it is a party, nor any practice of Borrower or Guarantor at variance with the terms hereof or of any Loan Documents to which it is a party, shall constitute a waiver of Lender’s right to demand strict compliance with the terms and provisions of this Guaranty.

21.Certain Waivers.  GUARANTOR, BY SIGNING THIS GUARANTY, AND LENDER, BY ACCEPTING THIS GUARANTY, EACH KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS GUARANTY, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY LOAN DOCUMENT TO WHICH IT IS A PARTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PURPOSES OF LENDER AND GUARANTOR ENTERING INTO THE SUBJECT LOAN TRANSACTION.

22.Applicable Law. This Guaranty and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of New York, without reference to conflicts of law principles.

23.New York Provisions. Guarantor acknowledges and agrees that this Guaranty is, and is intended to be, an instrument for the payment of money only, as such phrase is used in Section 3213 of the Civil Practice Law and Rules of the State of New York, that Guarantor has been fully advised by its counsel of Lender’s rights and remedies pursuant to such Section 3213 and that Guarantor expressly waives any right, and hereby agrees not, to assert that this Guaranty is not such an instrument.

24.Acceptance of Cures for Event of Default.  Notwithstanding anything to the contrary contained in this Guaranty or the other Loan Documents (including, without limitation, any reference to the “continuance” of an Event of Default or that an Event of Default is “continuing”), Lender shall in no event or under any circumstance be obligated or required to accept a cure by Borrower, Guarantor or any other Person of an Event of Default unless Lender agrees to do so in the exercise of its sole and absolute discretion, it being agreed that once an Event of Default has occurred and so long as Lender has not determined to accept a cure of such Event of Default in writing, Lender shall be absolutely and unconditionally entitled to pursue all rights and remedies available to it under the Loan Documents, at law or in equity or otherwise.

25.Representations and Warranties.  Guarantor represents and warrants as of the date hereof to Lender as follows:

(a)Guarantor is a direct and/or indirect owner of ownership interests in Borrower, as set forth in the Organizational Certificate,

(b)The execution, delivery and performance by Guarantor of the Loan Documents to which it is a party are within the power and authority of Guarantor and have been duly authorized by all necessary action and will not violate any provision of the organizational documents of Guarantor.

(c)This Guaranty and the other Loan Documents to which Guarantor is a party will, when delivered hereunder, be valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their respective terms, except as limited by equitable principles and bankruptcy, insolvency and similar laws affecting creditors’ rights.

(d)The execution, delivery and performance by Guarantor of the Loan Documents to which Guarantor is a party will not contravene any contractual or other restriction binding on or affecting Guarantor, and will not result in or require the creation of any lien, security interest, other charge or encumbrance (other than pursuant hereto) upon or with respect to any of its respective properties.

(e)The execution, delivery and performance by Guarantor of the Loan Documents to which Guarantor is a party does not contravene any applicable law or regulation.

(f)No authorization, approval, consent or other action by, and no notice to or filing with, any court, governmental authority or regulatory body is required for the due execution, delivery and performance by Guarantor of any of the Loan Documents to which Guarantor is a party or the effectiveness of any assignment of any of Guarantor’s rights and interests of any kind to Lender.

(g)Guarantor has not made any assignment for the benefit of creditors, nor has Guarantor filed, or had filed against Guarantor, any petition in bankruptcy.

(h)There is no pending or to the knowledge of Guarantor threatened litigation, action, proceeding or investigation, including, without limitation, any condemnation proceeding, against Guarantor before any court, governmental or quasi-governmental, arbitrator or other authority.

(i)Guarantor is a “non-foreign person” within the meaning of Sections 1445 and 7701 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(j)Guarantor has filed or has obtained extensions to file all tax returns which are required to be filed by Guarantor.

(k)Guarantor has independently and without reliance upon Lender and based on such documents and information as Guarantor has deemed appropriate, made Guarantor’s own credit analysis and decision to enter into this Guaranty.

(l)No statement of fact made by or on behalf of Guarantor in this Guaranty or in any of the other Loan Documents to which Guarantor is a party contains any untrue statement of material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading.

(m)Guarantor is not (i) a Prohibited Person, or (ii) subject to any other Legal Requirement the purpose of which is to restrict or regulate Guarantor’s ability to comply with this Guaranty.

(n)Guarantor is not contemplating either the filing or a petition by Guarantor under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property.  To Guarantor’s knowledge, no Person is contemplating the filing of any such petition against Guarantor.

(o)Guarantor does not receive more than five percent (5%) of its revenue from business conducted in or with countries sanctioned by the U.S. Treasury Department of Foreign Assets Control, except in connection with “Country Sanction Programs” promulgated thereby.

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IN WITNESS WHEREOF, Guarantor have executed this Guaranty as of the day and year first above written.

GUARANTOR:

GTJ REIT, INC.,
a Maryland real estate investment trust

By: /s/ Paul A. Cooper

      Paul A. Cooper

      CEO